UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2025

Tyra Biosciences, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40800	83-1476348
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2656 State Street
Carlsbad, California		92008
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (619) 728-4760

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TYRA	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On June 30, 2025, Tyra Biosciences, Inc. (Tyra or the Company) announced the first patient has been dosed in the SURF302 Phase 2 clinical study of TYRA-300 in low-grade, intermediate risk non-muscle invasive bladder cancer (IR NMIBC).

SURF302 is an open-label Phase 2 clinical study evaluating the efficacy and safety of TYRA-300 in participants with FGFR3-altered low-grade, IR NMIBC. The study will enroll up to 90 participants at multiple sites primarily in the United States. Participants will be randomized initially to treatment with TYRA-300 at 50 mg once daily (QD) (Cohort 1) or treatment with TYRA-300 at 60 mg QD (Cohort 2). Following a review of efficacy and safety, an additional dosing cohort may be evaluated. The primary endpoint is complete response (CR) rate at three months. Secondary endpoints include time to recurrence, the median duration of response, recurrence free survival, progression free survival, safety and tolerability. The Company expects to report initial three-month CR data in the first half of 2026.

TYRA-300 will also be evaluated in pediatric achondroplasia in the BEACH301 Phase 2 study, which is open for enrollment and for which the Company now expects first child dosing in the second half of 2025.

Forward-Looking Statements

Tyra cautions you that statements contained in this report regarding matters that are not historical facts are forward-looking statements. The forward-looking statements are based on our current beliefs and expectations and include, but are not limited to: the design and goals of the SURF302 study; expected reporting of data from the SURF302 study and the timing thereof; and the expected timing and phase of development of TYRA-300, including the expected timing of dosing for the BEACH301 study in pediatric achondroplasia. Actual results may differ from those set forth in this report due to the risks and uncertainties inherent in our business, including, without limitation: potential delays in the commencement, recruitment, enrollment, data readouts and completion of clinical trials and preclinical studies; results from preclinical studies or early clinical trials not necessarily being predictive of future results; interim results of a clinical trial are not necessarily indicative of final results and one or more of the clinical outcomes may materially change as patient enrollment continues, following more comprehensive reviews of the data, as follow-up on the outcome of any particular patient continues and as more patient or final data becomes available, including the risk that unconfirmed responses may not ultimately result in confirmed responses to treatment after follow-up evaluations; the potential for proof-of-concept results to fail to result in successful subsequent development of TYRA-300; later developments with the U.S. Food and Drug Administration (FDA) may be inconsistent with prior feedback from the FDA; our dependence on third parties in connection with manufacturing, research and preclinical testing; unexpected adverse side effects or inadequate efficacy of our product candidates that may limit their development, regulatory approval, and/or commercialization; the potential for our programs and prospects to be negatively impacted by developments relating to our competitors, including the results of studies or regulatory determinations relating to our competitors; regulatory developments in the United States and foreign countries; and other risks described in our prior filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in our annual report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TYRA BIOSCIENCES, INC.

Date: June 30, 2025	By:	/s/ Alan Fuhrman
Alan Fuhrman Chief Financial Officer